Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea Chief Financial Officer Mac-Gray Corporation 781-487-7610 Email: mshea@macgray.com	Jim Buckley Executive Vice President Sharon Merrill 617-542-5300 Email: tuc@investorrelations.com

Mac-Gray Announces Strong Fourth-Quarter and Full-Year 2011 Financial Results

• Fifth Consecutive Quarter of Revenue Growth

• Increased Profitability and Steady Cash Flow

• 012 Outlook

WALTHAM, MA, March 8, 2012 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-family housing, today announced its financial results for the quarter and year ended December 31, 2011.

Mac-Gray reported fourth-quarter of 2011 revenue from continuing operations of $82.7 million, compared with $81.7 million in the fourth quarter of 2010.  Net income from continuing operations for the fourth quarter of 2011 was $102,000, or $0.01 per diluted share, compared with a net loss from continuing operations of $698,000, or $0.05 per share, for the fourth quarter of 2010.  Fourth-quarter 2011 net income from continuing operations includes a pre-tax unrealized gain of $177,000 related to interest rate derivative instruments, a pre-tax unrealized gain of $99,000 related to fuel commodity derivatives and a loss of $1.9 million related to the early extinguishment of debt. Fourth-quarter 2010 net income from continuing operations included a pre-tax unrealized loss of $1.4 million related to interest rate derivative instruments.  Excluding these items from both periods, adjusted net income from continuing operations for the fourth quarter of 2011 was $1.1 million, or $0.07 per diluted share, compared with adjusted net income from continuing operations of $112,000, or $0.01 per diluted share, for the same period of 2010.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income from continuing operations, as reported, to net income from continuing operations, as adjusted.

For the fourth quarter of 2011, Mac-Gray’s earnings before interest expense, provision for income tax expense, depreciation and amortization expense (EBITDA) from continuing operations was $14.5 million, the same as in the year-earlier quarter.  EBITDA from continuing operations, excluding unrealized gains related to interest rate and fuel commodity derivative instruments and the loss on extinguishment of debt, increased to $16.2 million for the fourth quarter of 2011, compared with $15.8 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income from continuing operations to EBITDA from continuing operations and EBITDA from continuing operations, as adjusted.

Comments on the Fourth Quarter

“We concluded 2011 with our fifth consecutive quarter of year-over-year revenue growth,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “Our results were driven by our sales and marketing efforts, successful vend management, proprietary technologies that continue to be well-received, and the ongoing improvement in apartment occupancy rates in certain markets.  During the quarter, our multi-housing same-location revenue grew by 1%.  Our strategy remains to target organic growth through both new contracts and renewals.  We are focused on increasing margins in markets where occupancy trends are strongest, such as the Northeast.

“As demonstrated in our bottom-line performance, we also improved our margins and profitability in the quarter.  Our gross profit margin increased to 17.7% of revenue from 15.9% a year ago.  Operating income from continuing operations increased as a percentage of revenue in the quarter to 6.5%, compared with 4.8% a year ago.

“Our business model generates stable cash flow and consistent results.  Net cash flow provided by our operating activities in the fourth quarter was $17.4 million.  At the same time, we further reduced our funded debt in the quarter by $10.4 million, while lowering our year-over-year interest expense by 3%, before derivatives and amortization. We recently announced a new and expanded five-year credit agreement with our lenders that has enabled us to redeem the remaining $100 million of our 7.625% senior notes at substantially lower rates, using our revolving credit facility.  We expect the annualized interest expense savings attributable to this transaction to be approximately $5 million, presuming that rates remain near current levels. The expanded facility and lower rates will enable us to pursue our long-term growth strategy on a more effective cost basis.”

Full-Year Results

For the twelve months ended December 31, 2011, Mac-Gray reported revenue from continuing operations of $322.0 million, compared with $320.0 million for 2010.  Net income from continuing operations for 2011 was $3.3 million, or $0.22 per diluted share, compared with net income from continuing operations of $2.8 million, or $0.20 per diluted share, for 2010.  Excluding a pre-tax unrealized gain of $664,000 related to derivative instruments, a pre-tax unrealized loss of $34,000 related to fuel commodity derivatives, a loss of $1.9 million on the early extinguishment of debt and $269,000 in costs related to our 2011 proxy contest, net income, as adjusted, for the twelve months ended December 31, 2011 was $4.2 million, or $0.28 per diluted share.  Excluding a pre-tax unrealized gain of $1.5 million related to derivative instruments and $235,000 in costs related to our 2010 proxy contest, net income, as adjusted, for the twelve months ended December 31, 2010 was $1.9 million, or $0.13 per diluted share.

For 2011, Mac-Gray’s EBITDA from continuing operations was $63.6 million, compared with $67.4 million in 2010.  EBITDA from continuing operations, as adjusted for the items mentioned in the preceding paragraph, was $65.2 million for 2011 compared with $66.2 million for 2010.

Please refer to Tables 1 and 2, included at the end of this news release, for a reconciliation of reported net income from continuing operations to net income from continuing operations, as adjusted, and to EBITDA from continuing operations and EBITDA from continuing operations, as adjusted.

“2011 was a transitional year for Mac-Gray. As a result of the economic recovery and its impact on the multi-housing industry, we carefully shifted our focus to growth mode from protecting our portfolio, restricting our capital spending, and deferring vend increases.  We increased our capital spending for the full year and we reversed a two-year decline in our top-line with revenue growth of $3 million in facilities management and $2 million overall.

“We also were successful during 2011 on a number of other financial and operational fronts.  Higher revenue and our continuing focus on cost reductions enabled us to improve our gross margin and enhance our profitability.  For the year, we more than doubled our adjusted net income.  Even while investing in our portfolio, we reduced our funded debt by $23 million, while improving our debt leverage ratio from 3.2 times at the end of 2010 to 3.1 times at year-end 2011. Our full-year interest expense for 2011 was 11% lower than in 2010 due to this debt reduction and the interest rate actions we have taken, including the redemption of $50 million in senior notes in the fourth quarter.  In our effort to reward our long-term shareholders, we also raised our dividend by 10% in 2011. Overall, 2011 was a year of significant achievement for Mac-Gray, with strong financial results, the deployment of a new CRM platform, and the introduction of Change Point® to our suite of technology applications.

Outlook

“Looking ahead, we remain optimistic about our outlook based on the current and projected apartment occupancy environment, sales momentum and favorable industry trends, including improving prospects for regional acquisitions.  Our technology advances and industry-leading service levels continue to differentiate Mac-Gray in the marketplace.  With our recently announced new credit facility, we have also significantly enhanced our financial position and flexibility to better enable us to execute our growth strategy going forward. One potential challenge we are facing is the worsening of inflation, which could affect the usage rates of our equipment by the millions of residents who are our customers.”

“Our goals for 2012 are consistent:  continuing to improve margins; pursuing opportunities for growth; leveraging our technology platforms to both improve efficiencies and strengthen our competitive advantage; and applying our excess cash flow to further debt reduction. Our Board has raised the dividend another 10% at the start of 2012, and we announced a stock buyback program, which will give additional value to long-term shareholders.  The Board also recently added a director who brings a fresh perspective to its deliberations with the appointment of Paul Daoust, a highly experienced operations executive,” MacDonald concluded.

Based on its 2011 performance, current market conditions and exclusive of potential acquisitions, the Company’s outlook for 2012 includes:

•                  Revenue from continuing operations in the range of $324 million to $328 million;

•                  Capital expenditures in the range of $35 million to $38 million, including laundry facilities management contract incentives;

•                  Reduction of total funded debt in the range of $16 million to $18 million;

•                  Net income from continuing operations, as adjusted, in the range of $0.50 to $0.56 per diluted share; and

•                  EBITDA from continuing operations, as adjusted, in the range of $67 million to $70 million.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to apartment occupancy rates. These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which management will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 407-5790 or (201) 689-8328.  If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages laundry rooms in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations for 2012, improving margins, pursuing organic growth and acquisition opportunities, reducing debt and lowering interest expense, as well as estimates of its 2012 revenue, net income, EBITDA, capital expenditures and debt reduction.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2011	2010	2011

Revenue from continuing operations	$81,726	$82,654	$320,011	$322,028
Cost of revenue:
Cost of facilities management revenue	53,308	53,803	208,141	211,363
Depreciation and amortization	11,751	10,724	46,013	43,236
Cost of products sold	3,637	3,479	13,105	12,201
Total cost of revenue	68,696	68,006	267,259	266,800

Gross margin	13,030	14,648	52,752	55,228

Operating expenses:
Selling, general and administration expenses	9,148	9,346	33,470	34,286
Gain on sale or disposal of assets, net	(54)	(30)	(262)	(200)
Incremental costs of proxy contests	—	—	235	269
Total operating expenses	9,094	9,316	33,443	34,355

Operating income from continuing operations	3,936	5,332	19,309	20,873

Interest expense, including change in fair value of non-hedged derivative instruments and amortization of deferred financing costs	4,995	3,318	14,304	13,481
Loss on early extinguishment of debt	—	1,894	—	1,894
Income (loss) from continuing operations before income tax expense	(1,059)	120	5,005	5,498
Income tax expense (benefit)	(361)	18	2,176	2,222
Income (loss) from continuing operations, net	(698)	102	2,829	3,276
Income from discontinued operations, net	—		44	—
Loss from disposal of discontinued operations, net of taxes of $384	—	—	(294)	—
Net income (loss)	$(698)	$102	$2,579	$3,276
Earnings (loss) per share — basic - continuing operations	$(0.05)	$0.01	$0.21	$0.23
Earnings (loss) per share — diluted - continuing operations	$(0.05)	$0.01	$0.20	$0.22
Loss per share — basic - discontinued operations	$—	$—	$(0.02)	$—
Loss per share — diluted - discontinued operations	$—	$—	$(0.02)	$—
Earnings (loss) per share — basic	$(0.05)	$0.01	$0.19	$0.23
Earnings (loss) per share — diluted	$(0.05)	$0.01	$0.18	$0.22
Weighted average common shares outstanding - basic	13,913	14,313	13,797	14,234
Weighted average common shares outstanding — diluted	13,913	15,023	14,379	14,976

The income statement for the three and twelve months ended December 31, 2010 has been revised to reclassify the amortization of deferred financing costs from operating expenses to interest expense to conform to 2011 presentation.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2010	2011
Assets
Current assets:
Cash and cash equivalents	$13,013	$13,881
Trade receivables, net of allowance for doubtful accounts	6,105	5,586
Inventory of finished goods, net	1,580	1,487
Prepaid expenses, facilities management rent and
other current assets	10,879	10,804
Total current assets	31,577	31,758
Property, plant and equipment, net	128,068	127,204
Goodwill	58,608	58,173
Intangible assets, net	195,144	181,609
Prepaid expenses, facilities management rent and other assets	10,686	10,955
Total assets	$424,083	$409,699

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,511	$4,190
Trade accounts payable and accrued expenses	24,671	26,412
Accrued facilities management rent	21,084	20,918
Total current liabilities	50,266	51,520
Long-term debt and capital lease obligations	221,425	198,638
Deferred income taxes	41,823	43,804
Other liabilities	2,518	1,923
Total liabilities	316,032	295,885
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock ($.01 par value, 5 million shares authorized no shares issued or outstanding)	—	—
Common stock ($.01 par value, 30 million shares authorized, 14,026,919 issued and 14,026,743 outstanding at December 31, 2010, and 14,335,290 issued and outstanding at December 31, 2011)	140	143
Additional paid in capital	81,296	86,217
Accumulated other comprehensive loss	(1,563)	(792)
Retained earnings	28,180	28,246
	108,053	113,814
Less: common stock in treasury, at cost (176 shares at December 31, 2010)	(2)	—
Total stockholders’ equity	108,051	113,814
Total liabilities and stockholders’ equity	$424,083	$409,699

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income from Continuing Operations to

Adjusted Net Income from Continuing Operations

(In thousands, except  per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2011	2010	2011

Income (loss) from continuing operations, net, as reported	$(698)	$102	$2,829	$3,276
Loss from discontinued operations, including loss on disposal of discontinued operations net of taxes of $384	—	—	(250)	—
Net income (loss), as reported	$(698)	$102	$2,579	$3,276

Income (loss) from continuing operations before income tax expense, as reported	$(1,059)	$120	$5,005	$5,498
Loss (gain) related to change in fair value of non-hedged derivative instruments (1)	1,358	(177)	(1,454)	(664)
(Gain) loss related to change in fair value of fuel commodity derivative instruments (2)	—	(99)	—	34
Loss on early extinguishment of debt (3)	—	1,894	—	1,894
Incremental costs of proxy contests (4)	—	—	235	269
Income from continuing operations before income tax expense, as adjusted	299	1,738	3,786	7,031
Income tax expense, as adjusted	187	672	1,646	2,841

Income from continuing operations, as adjusted	112	1,066	2,140	4,190
Income from discontinued operations	—	—	44	—
Loss from disposal of discontinued operations, net of taxes of $384	—	—	(294)	—
Net income, as adjusted	$112	$1,066	$1,890	$4,190

Diluted earnings per share from continuing operations, as adjusted	$0.01	$0.07	$0.15	$0.28
Diluted earnings per share, as adjusted	$0.01	$0.07	$0.13	$0.28

(1)          Represents the un-realized gain or loss on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

(2)          Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment

(3)          Represents the premium paid to redeem $50,000 of senior notes as well as a partial writeoff of deferred financing costs.

(4)          Represents additional costs incurred for legal advice and proxy solicitation relating to proxy contests in connection with the Company’s 2010 and 2011 annual meetings.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Income from continuing operations as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income from continuing operations, which is adjusted to exclude certain gains and losses from the comparable GAAP net income from continuing operations is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income from Continuing Operations to Earnings

Before Interest, Taxes, Depreciation and Amortization ("EBITDA") from Continuing Operations and EBITDA from Continuing Operations, as adjusted

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2011	2010	2011

Income (loss) from continuing operations, net	$(698)	$102	$2,829	$3,276

Interest expense	3,418	3,316	14,882	13,309
Income tax expense	(361)	18	2,176	2,222
Depreciation and amortization	11,902	10,925	46,670	44,001
Amortization of deferred financing costs	219	179	876	836

EBITDA from continuing operations	14,480	14,540	67,433	63,644

Loss (gain) related to change in fair value of non-hedged interest rate derivative instruments (1)	1,358	(177)	(1,454)	(664)
(Gain) loss related to change in fair value of fuel commodity derivative instruments (2)	—	(99)	—	34
Loss on early extinguishment of debt (3)	—	1,894	—	1,894
Incremental costs of proxy contests (4)	—	—	235	269

EBITDA from continuing operations, as adjusted	$15,838	$16,158	$66,214	$65,177

(1)          Represents the un-realized gain or loss on change in fair value of interest rate protection contracts which do not qualify for hedge accounting treatment.

(2)          Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment.

(3)          Represents the premium paid to redeem $50,000 of senior notes as well as a partial writeoff of deferred financing costs.

(4)          Represents additional costs incurred for legal advice and proxy solicitation relating to proxy contests in connection with the Company’s 2010 and 2011 annual meetings.

EBITDA from continuing operations is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA from continuing operations is EBITDA from continuing operations further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA from continuing operations and Adjusted EBITDA from continuing operations are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA from continuing operations and Adjusted EBITDA from continuing operations as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA from continuing operations and Adjusted EBITDA from continuing operations exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA from continuing operations and Adjusted EBITDA from continuing operations are different from those used in the covenants contained in our senior credit facilities.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA from continuing operations and Adjusted EBITDA from continuing operations only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.